EXHIBIT 10.23

                         REAL ESTATE PURCHASE AGREEMENT

     THIS REAL ESTATE PURCHASE AGREEMENT ("Agreement") is made to be effective as of the Effective Date (as hereinafter defined), between Golden Books Publishing Company, Inc. (hereinafter the "Seller"), with a notice address c/o Squire, Sanders & Dempsey, L.L.P., 350 Park Ave., New York, NY 10022, fax no. 212-872-9815, ATTN: Arnold S. Lehman, Esq., and ABLAH ENTERPRISES, INC. (hereinafter the "Buyer"), with a notice address of 3101 North Rock Road, Suite 125, Wichita, Kansas 67226, fax no. 316-636-2380, ATTN: George J. Ablah.

                              W I T N E S S E T H:

          1. Sale of the Real Property. Subject to the other provisions of this Agreement, Seller agrees to sell and Buyer agrees to purchase, on the terms hereafter stated, certain real property located near Fayetteville, North Carolina ("Real Property"), which Real Property is described on Exhibit "A" hereto, together with (a) all buildings thereon and all related improvements and all equipment and fixtures appurtenant thereto, (b) any current service and supply contracts, if any, pertaining to the Real Property; (c) any unexpired warranties and guaranties relating to the Real Property and improvements and fixtures thereon, if any; and (d) the Lease (as defined in Section 3.E. below)related to the Property (with the items referenced in sub-paragraphs (a),
(b), (c), and (d) hereafter collectively the "Property". The date the Seller delivers a fully-executed counterpart of this Agreement to the Title Company is referred to herein as the "Effective Date".

          2. Purchase Price. The purchase price ("Purchase Price") shall be $7,250,000.00. Buyer shall deposit $50,000 (the "Earnest Money Deposit") as earnest money with a mutually agreed upon title company (the "Title Company"), within three (3) business days following the Effective Date, to be applied against the Purchase Price payable on the Closing Date, or otherwise to be dealt with as provided herein. The Earnest Money Deposit shall be increased as provided in paragraph 7 below.

          3. Title; Survey; Environmental Information; Lease, Etc.

                  A. Within twenty (20) days following the Effective Date, Buyer will endeavor to obtain a preliminary binder for issuance of an owner's title insurance policy ("Title Report") issued by the Chicago Title Insurance Company through its agent, The Security Abstract Title Company, Inc., 434 North Main Street, Wichita, Kansas 67202, phone no.
         (316)  267-8371,  facsimile no. (316)  267-8115 (the "Title  Company"), showing Buyer as the prospective named insured, showing the policy amount as the Purchase Price, showing the status of Seller's title to the Property, and containing legible copies of all documents referred to in the Title Report. Within the same time, Buyer shall obtain reports of searches made of the Uniform Commercial Code Records of the county in which the Real Property is located and those maintained in the Office of the Secretary of State of North Carolina (the "U.C.C. Searches").

                  On the Closing Date (as defined in paragraph 4.A. below), Seller will cause to be issued to Buyer a policy of owner's title insurance in an amount equal to the Purchase Price, insuring fee simple title to the Property in Buyer, subject only to those title exceptions



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         contained in the Title  Report (as  corrected  pursuant  to the mutual agreements of Seller and Buyer) and U.C.C. Searches.

                  B. Within twenty (20) days following the Effective Date, Buyer will endeavor to obtain a survey of the Real Property, prepared and certified by a licensed surveyor, which survey shall be certified subsequent to the Effective Date and shall be in conformity with ALTA As-Built Survey of Property requirements in accordance with ALTA/ACSM Land Title Surveys.

                  C. Within ten (10) days following the Effective Date, Seller shall provide Buyer copies of all plans, specifications, structural reports, floor and roof reports, reports of any inspections of the mechanical and electrical systems of the buildings located on the Real Property, environmental reports and audits in the possession or under the control of Seller concerning the Property, along with all communications to and from environmental agencies or authorities.

                  D. Within ten (10) days following the Effective Date, Seller shall provide Buyer an accurate copy of any management, service and supply contracts to which Seller is a party concerning the Property.

                  E. Within twenty (20) days following the Effective Date, Seller shall provide Buyer with a complete and accurate copy of the only lease ("Lease") encumbering the Property, and an estoppel certificate, in form and substance satisfactory to Buyer, from each tenant thereunder which: (1) ratifies such lease; (2) expresses the commencement and termination dates thereof; (3) certifies that the lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such written documents as shall be stated); (4) states that all conditions under the lease to be performed by the landlord have been satisfied; (5) states that there are no defenses or offsets against the enforcement of the lease by the landlord, or stating those claimed by the tenant; (6) states the amount of advance rent, if any (or none if such is the case), paid by tenant;
         (7) states the date to which rent has been paid; and (8) states the amount of security deposited with the landlord, if any.

          4. Closing. Buyer and Seller agree that the purchase of the Property will be consummated as follows:

                  A. Closing Date. Subject to the satisfaction of any contingencies contained herein and to prior termination hereof as otherwise permitted hereunder, this transaction shall close (the "Closing") on the fifteenth day following the expiration of Buyer's Feasibility Period (the "Closing Date"); provided, however, that in the event such fifteenth day is a weekend day or holiday, the Closing Date shall be the next succeeding business day. The Closing will take place at an office of the Title Company, with the exact time for Closing to be designated by Buyer and approved by Seller.




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                  B. Seller's Deliveries.  At the Closing, Seller shall cause to be delivered to Buyer the following items (all documents will be duly executed and acknowledged where required):

                           (1) A General Warranty Deed conveying to Buyer the Property;

                           (2) Affidavits in form acceptable to the Title Company concerning Seller's payment in full of all costs for labor and materials delivered to, or in connection with, the Property and related matters;

                           (3) An updated  certificate of the representations of
                  Seller indicating whether the same remain true and correct in all material respects to the time of Closing, or, if such representations are no longer accurate, a statement indicating the changes thereto;

                           (4) An   assignment  of  the  Lease  related to   the
                  Property;

                           (5) An assignment of all service and supply contracts
                  disclosed to Buyer hereunder;

                           (6) An assignment of all  warranties  and  guarantees
                  required to be disclosed to Buyer hereunder;

                           (7) Originals or true copies of building  permits and
                  certificates of occupancy for the buildings;

                           (8) An affidavit of non-foreign  status in compliance
                  with Section 1445 of the Internal Revenue Code; and

                           (9) A Closing statement.

                  C. Buyer's Deliveries. Buyer shall pay the Purchase Price by wire transfer of funds, subject to any adjustments provided herein, and less the Earnest Money Deposit, which shall become the property of Seller. Buyer shall execute such documents as are reasonably acceptable to Seller in order that Buyer assume for the period from and after the Closing the Seller's obligations under the Lease and the service and supply contracts hereunder transferred.

                  D. Costs. Seller shall pay the entire premium associated with the standard owner's title insurance policy; the cost for the survey; and one-half of the Closing fee and cost reimbursement charged by the Title Company. Buyer shall pay the costs of recording the deed conveying title to the Property to Buyer and one-half of the Closing fee and cost reimbursement charged by the Title Company.

          5.  Possession;   Prorations.  Possession  of  the  Property  will  be
delivered to Buyer on the Closing Date, subject to the Lease. All utilities; payments under service and supply contracts to be



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assigned  hereunder;  rent and other  payments  under the Lease;  real  property taxes; and installments of special assessments, if any, pertaining to the Real Property for the calendar year in which the Closing occurs, shall be prorated to the Closing Date; provided, if the taxes or assessments for such calendar year are not known as of the Closing Date, the proration shall be computed using the best evidence and information available and, when actual figures are available, a cash settlement shall be made between Seller and Buyer. Seller shall be responsible for all operating expenses applicable to the Property prior to Closing and Buyer shall be responsible for the same applicable following the Closing.

          6. Representations, Warranties and Covenants of Seller. Seller hereby represents, warrants, and covenants to Buyer as follows, which representations and warranties shall be true and correct as of the Closing Date and shall survive the Closing:

                  A. The management, service and supply contracts delivered to Buyer by Seller pursuant to paragraph 3.D. above are true, correct and complete, and, to the best of Seller's knowledge, there are no defaults, or events which with the passage of time will mature into defaults, thereunder.

                  B. The Lease delivered to Buyer by Seller pursuant to paragraph 3.E. above is true, correct and complete, and, to the best of Seller's knowledge, there are no defaults, or events which with the passage of time will mature into defaults, thereunder.

                  C. Seller has full right, power, and authority to enter into this Agreement and to perform its obligations hereunder.

                  D. There are no pending claims, arbitrations, regulatory, legal or other proceedings or, to the best of Seller's knowledge, threatened, against Seller, or any basis therefor, that arises out of the use or ownership of the Property or that might detrimentally affect the use or operation of the Property for its intended purpose, the value of the Property, or adversely affect the ability of Seller to perform its obligations under this Agreement, and Seller is not aware of any contemplated condemnation, eminent domain or similar proceedings relating to the Property.

                  E. To the best of Seller's knowledge, except as disclosed within the Phase I environmental report previously provided to Buyer by Seller concerning the Property: (i) none of the Property, including subsurface soil and groundwater, contains any substance, including, but not limited to, any radioactive substance, hydrocarbons, industrial solvents, oil, petroleum, oil byproducts, petroleum byproducts, metals, flammables, or other hazardous substances or toxic materials, which could presently, or at any time in the future, cause a health, safety or environmental hazard on the Property or to any person who may enter or use the Property or which may require remediation at the request of any governmental authority (collectively, "Hazardous Materials"); (ii) the ownership, operation, use or condition of all of the Property is not in violation of any federal, state or local law, ordinance or regulation relating to the Hazardous Materials, industrial hygiene, hazardous or toxic materials (or similarly defined substances, materials or wastes or environmental protection); (iii) no person



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         has generated,  manufactured,  stored, treated or disposed of Hazardous
         Materials on, into or under the Property or transported any Hazardous Materials to, from or across the Property; and (iv) none of the Property contains any underground treatment or storage tanks.

                  F. Seller has not received any notice of any violation of any laws, ordinances, rules or administrative or judicial orders affecting or regarding the Property.

                  G. So long as this Agreement is in effect, Seller shall not modify the terms of the Lease, management, service or supply contracts referenced herein and shall not enter into any new lease, management, service or supply contracts which extend beyond the Closing Date, without Buyer's prior written consent.

                  H. As of the Effective Date, all of the mechanical systems and electrical systems, including, without limitation, all HVAC equipment and systems, fire sprinkler systems, boilers, heaters, and doors of any building comprising a portion of the Property (collectively "Systems") are in good working condition and repair, except to the extent referenced on Exhibit "B" hereto, which Exhibit shall be attached by Seller prior to the Effective Date. Additionally, from the Effective Date to the Closing Date, Seller shall maintain, repair and replace the improvements comprising the Property, and Systems therein, so that as of the Closing, such improvements and equipment are in the same condition as of the date hereof, reasonable wear and tear excepted.

          7. Feasibility  Period,  Termination  Rights,  and Additional  Earnest
Money.

                  A. Buyer shall have a period of thirty (30) days following the Effective Date (the "Feasibility Period") to enter onto the Property and to inspect and investigate the Property, at its sole cost and expense; to make such studies thereof as it deems appropriate to consider and evaluate the suitability of the Property for Buyer's purposes. Buyer agrees to indemnify and hold Seller harmless and free from all claims, proceedings, actions, liens, costs, expenses, liabilities, and damages incurred on or arising in connection with any work done or performed by Buyer or its contractors, representatives, or agents on the Property. Notwithstanding the foregoing, in the event Buyer has not received the Title Report, UCC searches and survey, in accordance with subparagraph 3.A. and B. above, on or before the 20th day following the Effective Date hereof, the Feasibility Period shall be extended for the number of days which elapse following such 20th day until Buyer has received all the documents required by subparagraphs 3.A. and B. For example, if Buyer does not actually receive the survey referenced in subparagraph 3.B. until the 25th day following the Effective Date, the Feasibility Period shall extend 35 days rather than 30.

                  B. Buyer shall have the right to terminate this Agreement without any excuse or reason at any time prior to the expiration of the Feasibility Period upon written notice to the Seller. In the event of such termination, the Earnest Money Deposit, with accrued interest thereon, less $100.00, shall be returned to Buyer and neither party shall have any further obligation hereunder. The remaining $100.00 of the Earnest Money Deposit shall be paid



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         to Seller. Seller  acknowledges that the $100.00 shall constitute good, valid and sufficient consideration for this Agreement.

                  C. In the event Buyer does not exercise its right of termination under subparagraph B above, Buyer shall increase the Earnest Money Deposit from $50,000 to $100,000 on the first day following the expiration of the Feasibility Period.

          8. Default; Remedy. In the event that either party fails to perform such party's obligations hereunder (except as excused by the other's default), the party claiming default will make written demand for performance upon the defaulting party. If the defaulting party fails to comply with such written demand within five (5) days after receipt of such notice to perform, the non-defaulting party shall have the option to (a) waive such default; (b) terminate this Agreement and, in the event the terminating party is (i) the Buyer, the Earnest Money Deposit, together with accrued interest thereon, shall be returned to Buyer, and Buyer shall have the right to seek specific performance of Seller's obligations hereunder, or (ii) the Seller, the Earnest Money Deposit shall be delivered to Seller by the Title Company, together with accrued interest thereon as Seller's sole remedy. The rights and remedies specified in this paragraph shall be the exclusive rights and remedies available to the parties hereunder.

          9. Damage or Destruction. In the event any buildings and/or related improvements that are a part of the Property are damaged or destroyed prior to the Closing, Seller shall give Buyer prompt notice thereof. Unless Seller shall repair and restore the same in a good and workmanlike manner prior to the Closing Date; agrees in writing to complete the same within thirty (30) days following the Closing Date; or unless the insurance in effect with respect to the Property will cover the entire cost of restoration (less any deductible which Seller shall pay) to the satisfaction of Buyer and Seller assigns its rights to the insurance proceeds to Buyer as part of the Closing, then, except as otherwise agreed by the parties, this Agreement shall terminate automatically and Buyer's Earnest Money Deposit, together with accrued interest thereon, shall be returned to Buyer.

          10. Condition of Real Property. Except as specifically provided herein and in Sellers representations and warranties contained above, Seller makes no representation or warranty of any kind, express or implied, with respect to the Property, the same, except as specifically provided herein, being sold "AS IS, WHERE IS, WITH ALL FAULTS."

          11. Miscellaneous. It is further agreed as follows:

               A. Time. Time is of the essence of this Agreement.

               B. Fees and Expenses. Each party shall be responsible for and shall pay their own attorneys fees incurred in connection with this transaction. Additionally, Buyer and Seller each represent and warrant to each other that they have not engaged the services of any broker in connection with this Agreement or the transaction contemplated hereby and that no person or entity can properly claim a right to a real estate commission, real estate finder's fee, real estate acquisition fee, or other real estate brokerage type compensation (collectively "Real Estate Compensation") based upon the acts of that party with respect to the transaction



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         contemplated by this Agreement, except for the Hart Corporation,  whose fees shall be paid by Seller. Each party hereto agrees to indemnify and defend the other against and to hold the other harmless from any and all costs, loss, liability or expense (including, but not limited to, attorneys fees and return commissions) resulting from any claim for Real Estate Compensation by any person or entity based upon such party's acts. The indemnity contained in this provision shall survive the Closing of the transaction contemplated by this Agreement.

                  C.  Notices.  Any  notice  pursuant  hereto  shall be given in writing by (a) personal  delivery,  or (b) expedited  delivery  service with proof of delivery, or (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (d) telefacsimile transmission (provided that such telefacsimile transmission is confirmed by expedited delivery service or by mail in the manner previously described), sent to the intended addressee at the address set forth above, and shall be deemed to have been given either at the time of personal delivery or, in the case of expedited delivery service or mail, as of the date of first attempted delivery at the address or, in the case of telefacsimile transmission, upon receipt. Any such notices may be under the signature of the Seller's or Buyer's (as the case may be) agent, attorney, or representative.

                  D. Entire Agreement; Amendment; Survival. This Agreement constitutes the entire understanding between Buyer and Seller, and there are no agreements, understandings, warranties or representations between Buyer and Seller except as set forth herein. This Agreement cannot be amended except in writing executed by Buyer and Seller. The representations, warranties and covenants contained herein shall survive the Closing.

                  E. Binding Effect. This Agreement will inure to the benefit of and bind the respective successors and assigns of the parties hereto.

                  F. Execution. This Agreement has been executed by the parties on the dates set forth below their respective signatures.

                  G. Governing Law. This Agreement is to be governed by the laws of the state in which the Property is located.

                  H. Assignment. Buyer may assign its rights and obligations hereunder to an entity owned entirely or controlled by Buyer; however such assignment shall not release Buyer hereunder.

                  I. Acceptance. Seller must accept this Agreement on or before 5 o'clock p.m. C.D.S.T. on October 23, 1998, by delivering a fully executed copy of this Agreement to the Title Company no later than said date. Should Seller fail to timely accept this Agreement, then Buyer's offer herein contained shall be null and void.




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         IN WITNESS WHEREOF, this instrument has been executed by the parties to be effective as of the Effective Date.


"BUYER":                                   "SELLER":

ABLAH ENTERPRISES, INC.                    GOLDEN BOOKS PUBLISHING COMPANY, INC.


By:  /s/                                   By:  /s/
    -----------------------------          ---------------------------------
    George J. Ablah, President             Name:
                                           Title:

Date:  October 12, 1998                                Date:  October __, 1998